Exhibit 99.1
For immediate release
January 28, 2009
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR 2008
DALLAS — January 28, 2009 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2008.
•	Loans held for investment grew 16% and total loans grew 24%

•	Demand deposits grew 11% and total deposits grew 9%

•	Net income decreased 21% for the year and 47% for the quarter

•	EPS decreased 25% for the year and 54% for the quarter
“We experienced good loan growth in the fourth quarter, despite the economic downturn and issues affecting our industry” said George Jones, CEO. “With the substantial increase in capital, we enter 2009 in a position to take advantage of opportunities in our marketplace while maintaining our focus on credit quality. Our business model is intact, and we are well positioned to extend our growth strategy. However, the challenging economic conditions affecting the nation and the banking industry make it difficult to formalize guidance for net income for 2009 at this time.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	2008	2007	% Change
ANNUAL OPERATING RESULTS
Net Income(1)	$24,882	$31,353	(21%)
Diluted EPS(1)	$.89	$1.18	(25%)
ROA(1)	.55%	.80%
ROE(1)	7.46%	11.51%
Diluted Shares	28,049	26,679

	Q4 2008	Q4 2007	% Change
QUARTERLY OPERATING RESULTS
Net Income(1)	$3,487	$6,538	(47%)
Diluted EPS(1)	$.11	$.24	(54%)
ROA(1)	.29%	.63%
ROE(1)	3.61%	8.88%
Diluted Shares	31,038	26,791

	2008	2007	% Change
BALANCE SHEET
Total Assets(1)	$5,139,564	$4,286,718	20%
Demand Deposits	587,161	529,334	11%
Total Deposits	3,333,187	3,066,377	9%
Loans Held for Investment	4,027,871	3,462,608	16%
Total Loans(1)	4,524,222	3,636,774	24%
Stockholders’ Equity	387,073	295,138	31%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income from continuing operations of $24.9 million for the year ended December 31, 2008 and $3.5 million for the fourth quarter of 2008 compared to $31.4 million and $6.5 million for the year ended and fourth quarter of 2007, respectively. On a fully diluted basis, earnings per share from continuing operations were $.89 for the year ended December 31, 2008 and $.11 for the three months ended December 31, 2008, compared to $1.18 for 2007 and $.24 for the same quarter last year. Shares for the fourth quarter of 2008 and full year were affected by the issuance of 4 million shares in September 2008. Results of discontinued operations were net losses of $616,000 and $1.9 million for 2008 and 2007 and net losses of $100,000 and $1.2 million for the fourth quarter 2008 and 2007, respectively. The discussion below relates only to continuing operations.
Return on average equity was 7.46 percent and return on average assets was .55 percent for 2008, compared to 11.51 percent and .80 percent, respectively for 2007. Return on average equity was 3.61 percent and return on average assets was .29 percent for the fourth quarter of 2008, compared to 8.88 and .63 percent, respectively, for the fourth quarter of 2007.
Net interest income was $38.7 million for the fourth quarter of 2008, compared to $37.5 million for the fourth quarter of 2007. The increase was due to an increase in average earning assets of $651.7 million over levels reported in the fourth quarter of 2007. The increase in average earning assets included a $537.6 million increase in average loans held for investment and an increase of $194.2 million in average loans held for sale, offset by a decrease of $90.1 million in average securities. The net interest margin in the fourth quarter of 2008 was 3.41 percent, a 44 basis point decrease from the fourth quarter of 2007 and a 6 basis point decrease from the third quarter of 2008 due to asset sensitivity, funding costs associated with growth and the impact of the increase in non-accrual loans.
Average total deposits increased by $242.9 million from the fourth quarter of 2007 and decreased by $86.8 million from the third quarter of 2008. For the same periods, the average balance of demand deposits increased by $81.3 million or 17 percent to $566.5 million from $485.2 million during the fourth quarter of 2007 and decreased $1.4 million, or less than 1 percent, from the third quarter of 2008.
As a result of the overall economic downturn, we have experienced increases in levels of non-performing assets and charge-offs. In the fourth quarter of 2008, net charge-offs were $5.2 million, compared to net charge-offs of $2.5 million in the fourth quarter of 2007 and net charge-offs of $1.5 million in the third quarter of 2008. Non-accrual loans were $47.5 million or 1.18 percent of loans at the end of the fourth quarter of 2008, compared to $21.4 million, or .62 percent of loans at year-end 2007, and $46.6 million, or 1.21 percent of loans at the end of the third quarter of 2008. Loans 90 days past due and still accruing were $4.1 million at the end of the fourth quarter of 2008 compared to $4.1 million at the end of 2007, and $3.0 million at the end of the third quarter of 2008. At December 31, 2008, the $4.1 million of past due loans included $2.1 million in premium finance loans. At December 31, 2008, total other real estate owned was $25.9 million compared to $2.7 million at the end of 2007, and $5.8 million at the end of the third quarter of 2008. The Company recorded an $11.0 million provision for loan losses in the fourth quarter of 2008, compared to $9.3 million in the fourth quarter of 2007 and $4.0 million in the third quarter of 2008. The increase in the fourth quarter provision resulted in an increase in the reserve to 1.16 percent of loans held for investment as compared to .95 percent at December 31, 2007, and 1.07 percent at the end of the third quarter of 2008. The increase in the provision was due primarily to the effect of the increase in non-performing assets (NPAs) and current quarter loan growth. In management’s opinion, the reserve is adequate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.
Non-interest income for the fourth quarter of 2008 increased $1.1 million, or 22 percent, to $6.0 million from $4.9 million in the fourth quarter of 2007. The increase is primarily related to a $709,000 increase in brokered loan fees.

Non-interest expense for the fourth quarter of 2008 increased $5.2 million, or 22 percent, to $28.4 million from $23.2 million in the fourth quarter of 2007. The increase is primarily related to a $2.7 million increase in salaries and employee benefits, which was primarily due to general business growth. Additionally, other non-interest expense increased $1.5 million to $5.6 million and included an increase in ORE-related expenses of approximately $840,000.
On January 16, 2009, we completed the issuance of $75 million of perpetual preferred stock and related warrants under the U.S. Department of Treasury’s voluntary Capital Purchase Program. In November 2008, we applied for up to $130 million of additional capital under the Program. After receiving approval for the $130 million, we determined that we would accept $75 million under the Program. This capital will supplement the $55 million of common equity we raised in September 2008, strengthening our position in a difficult economic environment. We were well capitalized under regulatory guidelines prior to the capital additions, but the $130 million from the two transactions will add strength to our already well capitalized position and position us to grow organically with the addition of quality loan and deposit relationships.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2008	2008	2008	2008	2007

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income	$58,873	$62,240	$61,008	$66,809	$74,018
Interest expense	20,161	23,974	22,848	30,210	36,487

Net interest income	38,712	38,266	38,160	36,599	37,531
Provision for loan losses	11,000	4,000	8,000	3,750	9,300

Net interest income after provision for loan losses	27,712	34,266	30,160	32,849	28,231
Non-interest income	5,950	4,885	5,952	5,683	4,880
Non-interest expense	28,443	27,675	27,256	26,277	23,206

Income from continuing operations before income taxes	5,219	11,476	8,856	12,255	9,905
Income tax expense	1,732	3,911	3,056	4,225	3,367

Income from continuing operations	3,487	7,565	5,800	8,030	6,538
Loss from discontinued operations (after-tax)	(100)	(252)	(116)	(148)	(1,185)

Net income	$3,387	$7,313	$5,684	$7,882	$5,353

Diluted EPS from continuing operations	$.11	$.27	$.22	$.30	$.24
Diluted EPS	$.11	$.26	$.21	$.30	$.20

Diluted shares	31,037,610	27,792,938	26,805,358	26,527,904	26,790,685

CONSOLIDATED BALANCE SHEET DATA
Total assets	$5,139,564	$4,742,043	$4,662,507	$4,351,514	$4,286,718
Loans held for investment	4,027,871	3,840,172	3,704,262	3,493,631	3,462,608
Loans held for sale	496,351	343,002	328,838	239,860	174,166
Securities	378,752	365,145	390,223	425,513	440,119
Demand deposits	587,161	561,227	610,629	503,554	529,334
Total deposits	3,333,187	3,388,963	3,593,077	3,155,313	3,066,377
Other borrowings	1,280,607	835,025	621,127	751,482	783,851
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	387,073	380,858	314,917	312,016	295,138

End of period shares	30,971,189	30,844,202	26,780,386	26,631,763	26,389,548
Book value (excluding securities gains/losses)	$12.44	$12.33	$11.80	$11.55	$11.22
Tangible book value	$12.25	$12.10	$11.47	$11.42	$10.89

SELECTED FINANCIAL RATIOS
From continuing operations
Net interest margin	3.41%	3.47%	3.65%	3.65%	3.85%
Return on average assets	.29%	.65%	.53%	.76%	.63%
Return on average equity	3.61%	9.12%	7.40%	10.64%	8.88%
Non-interest income to earning assets	.52%	.44%	.57%	.56%	.50%
Efficiency ratio	63.7%	64.1%	61.8%	62.1%	54.7%
Non-interest expense to earning assets	2.49%	2.49%	2.59%	2.61%	2.37%
From consolidated
Net interest margin	3.41%	3.47%	3.65%	3.65%	3.85%
Return on average assets	.28%	.63%	.52%	.74%	.52%
Return on average equity	3.50%	8.81%	7.25%	10.45%	7.27%

Tier 1 capital ratio	10.0%	10.5%	9.3%	9.7%	9.4%
Total capital ratio	10.9%	11.4%	10.3%	10.8%	10.6%
Tier 1 leverage ratio	10.2%	10.5%	9.3%	9.4%	9.4%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	December 31,	December 31,	%
	2008	2007	Change

Assets
Cash and due from banks	$77,887	$89,463	(13)%
Federal funds sold	4,140	—	100%
Securities, available-for-sale	378,752	440,119	(14)%
Loans held for sale	496,351	174,166	185%
Loans held for sale from discontinued operations	648	731	(11)%
Loans held for investment (net of unearned income)	4,027,871	3,462,608	16%
Less: Allowance for loan losses	46,835	32,821	43%

Loans held for investment, net	3,981,036	3,429,787	16%
Premises and equipment, net	9,467	6,491	46%
Accrued interest receivable and other assets	184,242	138,841	33%
Goodwill and intangibles, net	7,689	7,851	(2)%

Total assets	$5,140,212	$4,287,449	20%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$587,161	$529,334	11%
Interest bearing	2,245,991	1,569,546	43%
Interest bearing in foreign branches	500,035	967,497	(48)%

Total deposits	3,333,187	3,066,377	9%

Accrued interest payable	6,421	5,630	14%
Other liabilities	19,518	23,047	(15)%
Federal funds purchased	350,155	344,813	2%
Repurchase agreements	77,732	7,148	NM
Other short-term borrowings	812,720	431,890	88%
Long-term borrowings	40,000	—	100%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	4,753,139	3,992,311	19%

Stockholders’ equity:
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 30,971,189 and 26,389,548 at December 31, 2008 and 2007, respectively	310	264
Additional paid-in capital	255,051	190,175
Retained earnings	129,851	105,585
Treasury stock (shares at cost: 84,691 at December 31, 2008 and 2007)	(581)	(581)
Deferred compensation	573	573
Accumulated other comprehensive income (loss)	1,869	(878)

Total stockholders’ equity	387,073	295,138	31%

Total liabilities and stockholders’ equity	$5,140,212	$4,287,449	20%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007

Interest income
Interest and fees on loans	$54,814	$68,752	$231,009	$267,171
Securities	4,031	5,191	17,722	21,975
Federal funds sold	27	65	168	92
Deposits in other banks	1	10	31	54

Total interest income	58,873	74,018	248,930	289,292
Interest expense
Deposits	16,075	27,934	72,852	121,245
Federal funds purchased	1,046	3,580	8,232	13,054
Repurchase agreements	79	76	541	915
Other borrowings	1,353	2,838	9,123	6,069
Trust preferred subordinated debentures	1,608	2,059	6,445	8,257

Total interest expense	20,161	36,487	97,193	149,540

Net interest income	38,712	37,531	151,737	139,752
Provision for loan losses	11,000	9,300	26,750	14,000

Net interest income after provision for loan losses	27,712	28,231	124,987	125,752
Non-interest income
Service charges on deposit accounts	1,133	1,156	4,699	4,091
Trust fee income	1,036	1,238	4,692	4,691
Bank owned life insurance (BOLI) income	315	311	1,240	1,198
Brokered loan fees	1,074	365	3,242	1,870
Equipment rental income	1,482	1,605	5,995	6,138
Other	910	205	2,602	2,639

Total non-interest income	5,950	4,880	22,470	20,627
Non-interest expense
Salaries and employee benefits	14,688	12,035	61,438	56,608
Net occupancy expense	2,534	2,161	9,631	8,430
Leased equipment depreciation	1,142	1,236	4,667	4,958
Marketing	882	850	2,729	3,004
Legal and professional	2,793	2,043	9,622	7,245
Communications and data processing	832	838	3,314	3,357
Other	5,572	4,043	18,250	15,004

Total non-interest expense	28,443	23,206	109,651	98,606

Income from continuing operations before income taxes	5,219	9,905	37,806	47,773
Income tax expense	1,732	3,367	12,924	16,420

Income from continuing operations	3,487	6,538	24,882	31,353
Loss from discontinued operations (after-tax)	(100)	(1,185)	(616)	(1,931)

Net income	$3,387	$5,353	$24,266	$29,422

Basic earnings per share:
Income from continuing operations	$.11	$.25	$.89	$1.20
Net income	$.11	$.20	$.87	$1.12

Diluted earnings per share:
Income from continuing operations	$.11	$.24	$.89	$1.18
Net income	$.11	$.20	$.87	$1.10

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	4th Quarter		3rd Quarter		2nd Quarter		1st Quarter		4th Quarter
	2008		2008		2008		2008		2007

Beginning balance	$40,998		$38,460		$34,021		$32,821		$26,003
Loans charged-off:
Commercial	535		592		3,165		3,086		2,189
Real estate — construction	1,195		553		118		—		313
Real estate — permanent	3,432		267		464		5		—
Consumer	64		129		—		—		—
Leases	—		—		—		29		13

Total	5,226		1,541		3,747		3,120		2,515
Recoveries:
Commercial	43		27		165		524		17
Consumer	—		13		—		—		1
Leases	—		12		21		46		15
Real estate — permanent	20		27		—		—		—

Total recoveries	63		79		186		570		33

Net charge-offs	5,163		1,462		3,561		2,550		2,482
Provision for loan losses	11,000		4,000		8,000		3,750		9,300

Ending balance	$46,835		$40,998		$38,460		$34,021		$32,821

Reserve to loans held for investment (2)	1.16%		1.07%		1.04%		.97%		.95%
Reserve to average loans held for investment (2)	1.21%		1.08%		1.07%		.98%		.98%
Net charge-offs to average loans (1) (2)	.53%		.15%		.40%		.29%		.30%
Net charge-offs to average loans for last twelve months(1) (2)	.35%		.28%		.25%		.16%		.07%
Provision for loan losses to average loans (1) (2)	1.13%		.42%		.89%		.43%		1.11%

Non-performing loans:
Loans past due 90 days and still accruing (3) (4)	$4,115		$2,970		$22,763		$5,199		$4,147
Non-accrual (4)	47,499		46,579		16,753		13,564		21,385

Total	$51,614		$49,549		$39,516		$18,763		$25,532

Other real estate owned	$25,904		$5,792		$5,615		$3,126		$2,671

Reserve to non-performing loans	.9	x	.8	x	1.0	x	1.8	x	1.3	x
Reserve to non-accrual loans	1.0	x	.9	x	2.3	x	2.5	x	1.5	x
Reserve to non-performing assets	.6	x	.7	x	.9	x	1.6	x	1.2	x
Non-accrual loans to loans (2)	1.18%		1.21%		.45%		.39%		.62%
Loans past due 90 days to loans (2)	.10%		.08%		.61%		.15%		.12%
Non-performing loans to loans (2)	1.28%		1.29%		1.07%		.54%		.74%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At December 31, 2008, loans past due 90 days and still accruing includes premium finance loans of $2.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)	Non-performing assets include $4.4 million of mortgage warehouse loans.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2008	2008	2008	2008	2007

Interest income
Interest and fees on loans	$54,814	$57,909	$56,389	$61,897	$68,752
Securities	4,031	4,281	4,550	4,860	5,191
Federal funds sold	27	40	61	40	65
Deposits in other banks	1	10	8	12	10

Total interest income	58,873	62,240	61,008	66,809	74,018
Interest expense
Deposits	16,075	18,338	16,715	21,724	27,934
Federal funds purchased	1,046	2,273	1,963	2,950	3,580
Repurchase agreements	79	86	54	322	76
Other borrowings	1,353	1,791	2,652	3,327	2,838
Trust preferred subordinated debentures	1,608	1,486	1,464	1,887	2,059

Total interest expense	20,161	23,974	22,848	30,210	36,487

Net interest income	38,712	38,266	38,160	36,599	37,531
Provision for loan losses	11,000	4,000	8,000	3,750	9,300

Net interest income after provision for loan losses	27,712	34,266	30,160	32,849	28,231
Non-interest income
Service charges on deposit accounts	1,133	1,161	1,288	1,117	1,156
Trust fee income	1,036	1,234	1,206	1,216	1,238
Bank owned life insurance (BOLI) income	315	299	315	311	311
Brokered loan fees	1,074	1,024	671	473	365
Equipment rental income	1,482	1,487	1,510	1,516	1,605
Other	910	(320)	962	1,050	205

Total non-interest income	5,950	4,885	5,952	5,683	4,880
Non-interest expense
Salaries and employee benefits	14,688	16,039	15,369	15,342	12,035
Net occupancy expense	2,534	2,300	2,432	2,365	2,161
Leased equipment depreciation	1,142	1,153	1,179	1,193	1,236
Marketing	882	521	649	677	850
Legal and professional	2,793	2,358	2,645	1,826	2,043
Communications and data processing	832	858	770	854	838
Other	5,572	4,446	4,212	4,020	4,043

Total non-interest expense	28,443	27,675	27,256	26,277	23,206

Income from continuing operations before income taxes	5,219	11,476	8,856	12,255	9,905
Income tax expense	1,732	3,911	3,056	4,225	3,367

Income from continuing operations	3,487	7,565	5,800	8,030	6,538
Loss from discontinued operations (after-tax)	(100)	(252)	(116)	(148)	(1,185)

Net income	$3,387	$7,313	$5,684	$7,882	$5,353

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
Continuing Operations
(Dollars in thousands)

	4th Quarter 2008			3rd Quarter 2008			2nd Quarter 2008			1st Quarter 2008			4th Quarter 2007
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate
Assets
Securities — Taxable	$313,992	$3,610	4.57%	$325,317	$3,852	4.71%	$356,445	$4,114	4.64%	$380,257	$4,424	4.68%	$402,240	$4,755	4.69%
Securities — Non-taxable(2)	46,272	648	5.57%	47,271	660	5.55%	48,129	671	5.61%	48,144	671	5.61%	48,158	671	5.53%
Federal funds sold	23,050	27	0.47%	8,001	40	1.99%	11,127	61	2.20%	4,714	40	3.41%	5,495	65	4.69%
Deposits in other banks	5,761	1	0.07%	2,554	10	1.56%	1,103	8	2.92%	1,251	12	3.86%	1,121	10	3.54%
Loans held for sale	316,409	4,441	5.58%	288,103	4,137	5.78%	246,026	3,654	5.97%	171,672	2,610	6.11%	122,205	1,872	6.08%
Loans held for investment	3,875,586	50,373	5.17%	3,781,289	53,772	5.66%	3,597,342	52,735	5.90%	3,483,840	59,287	6.84%	3,337,968	66,880	7.95%
Less reserve for loan losses	38,145	—	—	38,180	—	—	33,181	—	—	33,519	—	—	25,958	—	—

Loans, net of reserve	4,153,850	54,814	5.25%	4,031,212	57,909	5.71%	3,810,187	56,389	5.95%	3,621,993	61,897	6.87%	3,434,215	68,752	7.94%

Total earning assets	4,542,925	59,100	5.18%	4,414,355	62,471	5.63%	4,226,991	61,243	5.83%	4,056,359	67,044	6.65%	3,891,229	74,253	7.57%
Cash and other assets	218,335			201,589			198,946			207,595			215,853

Total assets	$4,761,260			$4,615,944			$4,425,937			$4,263,954			$4,107,082

Liabilities and Stockholders’ Equity
Transaction deposits	$103,111	$67	0.26%	$103,905	$122	0.47%	$111,587	$129	0.46%	$108,349	$145	0.54%	$97,798	$166	0.67%
Savings deposits	729,337	2,350	1.28%	778,956	3,371	1.72%	840,933	3,563	1.70%	790,185	5,118	2.61%	859,914	8,127	3.75%
Time deposits	1,405,426	10,603	3.00%	1,275,798	10,524	3.28%	930,698	8,345	3.61%	727,494	7,875	4.35%	624,509	7,734	4.91%
Deposits in foreign branches	555,573	3,055	2.19%	720,211	4,321	2.39%	755,593	4,678	2.49%	956,603	8,586	3.61%	1,049,645	11,907	4.50%

Total interest bearing deposits	2,793,447	16,075	2.29%	2,878,870	18,338	2.53%	2,638,811	16,715	2.55%	2,582,631	21,724	3.38%	2,631,866	27,934	4.21%
Other borrowings	881,868	2,478	1.12%	709,157	4,150	2.33%	830,482	4,669	2.26%	773,149	6,599	3.43%	560,523	6,494	4.60%
Trust preferred subordinated debentures	113,406	1,608	5.64%	113,406	1,486	5.21%	113,406	1,464	5.19%	113,406	1,887	6.69%	113,406	2,059	7.20%

Total interest bearing liabilities	3,788,721	20,161	2.12%	3,701,433	23,974	2.58%	3,582,699	22,848	2.56%	3,469,186	30,210	3.50%	3,305,795	36,487	4.38%
Demand deposits	566,513			567,914			513,327			469,299			485,211
Other liabilities	21,323			16,452			14,613			22,071			23,999
Stockholders’ equity	384,703			330,145			315,298			303,398			292,076

Total liabilities and stockholders’ equity	$4,761,260			$4,615,944			$4,425,937			$4,263,954			$4,107,082

Net interest income		$38,939			$38,497			$38,395			$36,834			$37,766
Net interest margin			3.41%			3.47%			3.65%			3.65%			3.85%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.